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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2007


                              Pacific State Bancorp
             (Exact name of registrant as specified in its charter)


         California                    0-49892                61-1407606
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)


                 1899 W. March Lane
                Stockton, California                             95207
      (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (209) 870-3214


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

         On June 27 2007, Pacific State Bancorp (the "Company") and its newly formed business trust subsidiary, Pacific State Statutory Trust III, a Delaware statutory trust (the "Trust"), consummated the issuance and sale of an aggregate amount of $5,000,000 of the Trust's Floating Rate Capital Securities (the "Capital Securities"), in a pooled trust preferred transaction. The proceeds from the sale of the Capital Securities were combined with the proceeds from the sale by the Trust to the Company of the Trust's common securities and were used by the Trust to purchase $5,155,000 in principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures"). No underwriting commissions or placement fees were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

         The terms of the Debentures are governed by an Indenture dated June 27, 2007 between the Company and Wilmington Trust Company, as Indenture Trustee. The Debentures accrue interest at a fixed rate of 6.81% per annum for the distribution period commencing with the date of issuance and ending September , 2007, payable on such date, and thereafter at a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.45%. Payment of interest is deferrable, at the option of the Company, for up to 20 consecutive quarters; nonpayment of interest for more than such period is an event of default pursuant to which the payment of principal and interest may be accelerated by the Indenture Trustee or the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding, The debentures are not redeemable by the Company during the first five years, except in the event of certain changes in applicable law or regulation governing the treatment of the Indentures as capital of the Company for regulatory purposes, the taxation of interest received by the Trust or payable by the Company on the Indentures, or a change of law requiring that the Trust register as an investment company. Subject to the approval of the Federal Reserve Board, if then required, the debentures are redeemable at the option of the Company after the fifth anniversary at par. The due date of the Debentures is September __, 2037.

         The Capital Securities were issued pursuant to a Placement Agreement dated June 26, 2007, by and among the Company, the Trust and an initial purchaser. The terms of the Capital Securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wilmington Trust Company, as Trustee, and the trust administrators. The terms of the Capital Securities are identical to the terms of the Debentures issued by the Company, as described above. Pursuant to a Guarantee Agreement dated June 27, 2007, by and between the Company and Wilmington Trust Company, as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the Capital Securities, subject to the terms and conditions set forth therein. The Company intends to use the proceeds of the Debentures as a permanent source of funding for general corporate purposes.

Item 1.02   Termination of a Material Definitive Agreement

         On June 26, 2007, the Company redeemed $5,155,000 in principal amount of its Floating Rate Junior Subordinated Deferrable Interest Debentures issued pursuant to Indenture dated June 26, 2002 (the "2002 Debentures" and the "2002 Indenture," respectively) between the Company and State Bank and Trust Company of Connecticut, N.A., as Trustee. The 2002 Debentures were sold and issued to Pacific State Statutory Trust I, a Connecticut statutory trust ("Trust I"), in a transaction similar to the transaction described in Item 1.01 above, and were redeemed by the Company without penalty on the earliest date authorized by the

2002 Indenture. At the same time, Trust I used the proceeds of the redemption of the Company's 2002 Debentures to redeem $5,000,000 in principal amount of its Floating Rate Capital Securities issued by Trust I to an investor on June 26, 2002.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See information provided under Item 1.01 above



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Pacific State Bancorp
                                       (Registrant)


Date:  June 29, 2007                   By: /s/ JO ANNE ROBERTS
                                           -------------------------------------
                                           Jo Anne Roberts
                                           Chief Financial Officer



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